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                                  EXHIBIT 99.1



                   VERSUS TECHNOLOGIES, INC. STOCK OPTION PLAN
                       (as assumed by E*TRADE Group, Inc.)
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                           VERSUS STOCK OPTION PLAN

     WHEREAS VERSUS TECHNOLOGIES INC., a corporation incorporated under the laws of Canada, ("VERSUS") adopted a stock option plan on February 2, 1999 and on March 4th, 1999 and November 29th, 1999, the Board amended such plan (as amended, the "Plan").

1. DEFINITIONS. In this Plan, the following words and expressions shall have the respective meanings ascribed to them below:

     "BOARD" means the board of directors of VERSUS;

     "COMMON SHARE" means a common share in the capital of VERSUS;

     "COMPENSATION COMMITTEE" means the committee of VERSUS established from time to time by the Board for the purpose of recommending to the Board those persons entitled to receive Options under this Plan and to do such other matters as are set out under this Plan or otherwise provided for by the Board;

     "CONSULTANT" means an individual, other than an employee of VERSUS, who provides ongoing consulting, technical, management or other services to VERSUS or to a Subsidiary of VERSUS under a contract between VERSUS or such Subsidiary, and such individual or a company or partnership of which such individual is an employee or a shareholder or partner, as the case may be;

     "DIRECTOR" mean a director of VERSUS or any Subsidiary of VERSUS and includes a person acting in a capacity similar to that of a director of VERSUS or any Subsidiary of VERSUS;

     "ELIGIBLE PARTICIPANT" means an Employee or a Director;

     "EMPLOYEE" means an individual who is a bona fide full-time employee of VERSUS or any Subsidiary of VERSUS or a Consultant that has been designated by the Compensation Committee as an "Employee" for purposes of this Plan;

     "EXERCISE PRICE" means, with respect to an Option, the weighted average trading price of the Shares on the Stock Exchange for the period of 5 trading days immediately preceding the day on which the Option is granted (such weighted average trading price to be determined by dividing the aggregate of the selling prices of all Shares sold on the Stock Exchange during such 5 trading day period by the number of Shares so sold), or such greater amount as the Board may designate;

     "EXPIRY DATE" means, with respect to an Option, the date determined pursuant to Section 6 of this Plan on which such Option expires;

     "OPTION" means an option granted by VERSUS to an Eligible Participant to purchase Shares from VERSUS pursuant to this Plan;

     "OPTION AGREEMENT" has the meaning attributed thereto in Section 5 of this Plan;
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     "OPTIONED SHARES" means the Shares subject to an Option granted to an
     Optionholder;

     "OPTIONHOLDER" means an Eligible Participant who has been granted an Option by VERSUS pursuant to the terms of this Plan and who has executed and delivered to VERSUS an Option Agreement with respect to such Option;

     "PLAN" means this stock option plan referred to as the VERSUS Stock Option Plan;

     "SHARES" means Common Shares or, in the event of any reclassification or conversion of such shares into other shares in the capital of VERSUS, the shares in the capital of VERSUS resulting from such reclassification or into which the Common Shares are converted;

     "STOCK EXCHANGE" means The Toronto Stock Exchange, or such other stock exchange as the Board shall from time to time prescribe;

     "SUBSIDIARY" means any wholly-owned (directly or `indirectly) subsidiary of VERSUS;

     "subsidiary" has the meaning ascribed thereto in the Canada Business Corporations Act, as such legislation may be amended, supplemented or replaced from time to time; and

     "VESTING DATE" means, with' respect to an Option, the date determined pursuant to Section 6 of this Plan from and after which such Option may be exercised.

2. PURPOSE. This Plan has been established to encourage Employees and Directors to participate in the growth of VERSUS by means of becoming equityholders of VERSUS.

3.   NUMBER OF SHARES AND LAPSED OPTIONS.

     (a) The Shares which may be issued and sold upon the exercise of Options granted pursuant to this Plan will be authorized but unissued Shares provided that, in no event, shall the aggregate number of Shares reserved for issuance under this Plan exceed 2,403,365.

     (b) In addition, the aggregate number of Shares so reserved for issuance to

          (i) any one Eligible Participant pursuant to this and or any other stock option plan of VERSUS or grant of stock options of VERSUS shall not exceed 5% of the issued and outstanding Shares (on a non-diluted basis) from time to time and

          (ii) the Directors (other than Employees) pursuant to this and or any other stock option plan of VERSUS or grant of stock options of VERSUS shall not exceed 1% of the issued and outstanding Shares (on a non-diluted basis) from time to time.

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          If Options are surrendered, terminated, cancelled or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

4.   ELIGIBILITY AND PARTICIPATION.

     (a) Options shall not be granted under this Plan to any person other than an Eligible Participant. No Eligible Participant shall have any claim or right to be granted Options under this Plan. A grant of Options hereunder shall not be construed as giving an Eligible Participant any right (a) to continue in the employment of VERSUS or its Subsidiaries;
          (b) to continue as a provider of services to VERSUS or its Subsidiaries; or (c) remain a director of VERSUS or its Subsidiaries nor shall it affect the right of VERSUS or its Subsidiaries to terminate the employment of any Employee or the contract pursuant to which any Consultant provides services to VERSUS or its Subsidiaries.

     (b) Subject to Section 3 hereof, VERSUS shall determine from time to time the number of Shares, if any, which each Eligible Participant may purchase in accordance with the provisions of Section 6 hereof.

5.   DUTIES AND RESPONSIBILITIES OF COMPENSATION COMMITTEE.

     (a) The Compensation Committee shall be responsible for determining, from time to time and in its sole discretion, the Eligible Participants for the purposes of this Plan.

     (b) The Compensation Committee shall be responsible for recommending to the Board those eligible Participants to whom Options should be granted the number of Shares in respect of which to grant Options and file Expiry Date and the Vesting Date for each Option to be granted. In malong this recommendation, the Compensation Committee may take into consideration the current and potential contributions of a particular Eligible Participant to the success of VERSUS and its affiliates and such other factors which the Compensation Committee deems proper and relevant. The Compensation Committee shall make its recommendation to the Board and the Board may accept, reject or vary such recommendation or may refer the matter back to the Compensation Committee for further consideration and recommendation. If the recommendation of the Compensation Committee is accepted, or accepted as varied by the Board, the Board shall approve the grant of Options as set out therein. The grant of every Option hereunder shall be made subject to the entering into of an agreement between VERSUS and the Eligible Participant (an "OPTION AGREEMENT") substantially in the form of the agreement annexed as Schedule "A" hereto, the provisions of which shall conform to the provisions of this Plan and which shall be otherwise satisfactory to the Board in its sole discretion.

     (c) The Compensation Committee shall also be responsible for recommending to the Board any changes or amendments to this Plan as they, in their judgment, see fit.

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          The Board may accept, reject or vary such recommendation or may refer the matter back to the Compensation Committee for further consideration and recommendation.

6.   TERMS OF OPTIONS.

     (a) The option price per Share shall be the Exercise Price calculated in accordance with this Plan on the date of the grant of the Option.

     (b) The Vesting Date and the Expiry Date of any Option shall be the dates so fixed by the Board at the time of the grant of such Option, subject to the Expiry Date of any Option being changed as provided in Section 8 hereof and provided that the Expiry Date of any Option shall not be later than the tenth anniversary of the date such Option is granted.

     (c) An Option may be exercised in whole or in part (in each case to the nearest full Share), at any time on or after the Vesting Date for such Option and prior to the Expiry Date for such Option.

7. EXERCISE OF OPTIONS. Unless the Board specifically determines otherwise, the Vesting Date of any Option shall be a date which is at least one (1) year from the date such Option is granted. The exercise of an Option will be contingent upon receipt by VERSUS of payment of the Exercise Price of such Option. No Optionholder or legal representative, legatee or distributee in respect of an Optionholder shall, be, nor shall any such person be considered to be, a holder of any Optioned Share, unless and until such Share has been fully paid for on the exercise of the Option.

8.   CHANGES IN STATUS.

     (a)  If an Optionholder:

          (i)   resigns or retires;

          (ii) has his or her employment, services, or directorship terminated otherwise than by death or, in the case of an Employee, for cause,

          then in each such case the Optionholder's Options may be exercised to the extent that the Optionholder is entitled to do so at the time of termination of the status of the Optionholder as an Employee or director, as the case may be, at any time within a period of thirty
          (30) days after such termination event, at which time the unexercised options will expire.

     (b) In the event of the death of an Optionholder, any Option held by such Optionholder may be exercised, to the extent that the Optionholder was entitled to do so at the time of his or her death, by his or her executors or other legal representatives at any time up to and including the date six immediately following the date of death of such Optionholder.

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     (c)  If the employment or services of an Optionholder is terminated for cause then any Option granted to such Optionholder under this Plan shall terminate at the time of notice by VERSUS of termination of the agreement granting such Optionholder the status of Employee as defined herein.

9. CHANGES TO SHARES. Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Shares of VERSUS by reason of any stock dividend, stock split, recapitalization, reclassification, amalgamation, merger, consolidation, combination or exchange of Shares or distribution of rights to holders of Shares or any other form of corporate reorganization whatsoever, an equitable adjustment shall be made to any Options then outstanding and the Exercise Price in respect of such Options. Such adjustments shall be made by the Board, after consideration of the recommendations of the Compensation Committee and, subject to applicable law, shall be conclusive and binding for all purposes of this Plan.

10.   EFFECT OF TAKE-OVER BID.

      (a) If a bona fide offer for Shares is made to an Optionholder or to shareholders generally or to a class of shareholders which includes an Optionholder, and the offer, if accepted in whole or in part by any person or persons, would result in the offeror exercising control over VERSUS with reference to subsection 1(3) of the Securities Act (Ontario) (as amended from time to time) (a "TAKE-OVER BID"), then VERSUS shall, immediately upon receipt of notice of the Take-over Bid, notify each Optionholder with full particulars thereof. In such circumstances, notwithstanding the provisions of Sections 6 and 7 of this Plan, but subject to the provisions of this Section 10, the Options granted prior to the date of the Take-over Bid shall vest and be exercisable in accordance with this Section 10.

      (b) Without exercising any Options which have not yet vested, the Optionholder shall be entitled to tender some or all of its Optioned Shares to the Take-over Bid. If the Take-over Bid is successfully completed within the time specified in the offer (as the same may be extended), then the Options shall vest and be exercised solely to the extent necessary to permit the Optioned Shares tendered to the Take-over Bid to be taken up and paid for by the offeror. If the Take-over Bid is not successfully completed as contemplated herein, this provision shall cease to operate in respect of such Take-over Bid and the Options shall continue in effect on the same terms and conditions as if the Take-over Bid had never been made.

      (c) If completion of the Take-over Bid is conditional upon the offeror acquiring all of the issued and outstanding Shares subject to the Take-over Bid, the Corporation shall be entitled to deliver written notice (a "COMPULSORY SALE NOTICE") to the Optionholder within ten
           (10) days following the making of the Take-over Bid, stating that the Optionholder shall be required to tender the Shares and Optioned Shares held by him or her to the Take-over Bid at the time of completion of, and upon the same terms and conditions as those contained in, the Take-over Bid.

      (d) If the Corporation delivers a Compulsory Sale Notice to the Optionholder, then the Optionholder shall be obligated to exercise all of the Options held by him or

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           her, solely to the extent necessary to permit the Optionholder to tender all of his or her Optioned Shares to the Take-over Bid, conditional upon the completion of the Take-over Bid, and to sell all of the Shares and Optioned shares held by him or her upon such terms specified in the Take-over Bid to the Offeror, conditional upon the completion of the transaction of purchase and sale contemplated in the Take-over Bid.

      (e) The Optionholder acknowledges that in the event he or she receives a Compulsory Sale Notice which the Corporation is entitled to deliver hereunder and he or she falls to execute or cause to be executed all such agreements and documents as may be necessary to enable the Shares and Optioned Shares held by him or her to be tendered to the Take-over Bid as provided herein, the Corporation may, as the true and lawful attorney for such shareholder with full power of substitution in the name of and on behalf of such shareholder in accordance with the Powers of Attorney Act (Ontario) (as amended from time to time), with no restriction or limitation in that regard, and declaring that such power of attorney may be exercised during any subsequent legal incapacity on its part, execute and deliver all such agreements and documents as may be necessary to permit the sale of such Shares and Optioned Shares to the offeror to be completed as herein provided and reflected on the books of the Corporation. This power of attorney shall not be revoked or terminated by any act or thing unless this Agreement is terminated or unless the Optionholder ceased to be bound by the provisions hereof.

11.  ADMINISTRATION.

     (a) This Plan shall be administered by the Compensation Committee in accordance with its provisions.

     (b) The Compensation Committee may, from time to time, establish administrative rules and regulations rating to the operation of this Plan as it may deem necessary to further the purpose of this Plan and amend or repeal such rules and regulations.

     (c) The Compensation Committee may also delegate to any director, officer or employee of VERSUS such administrative duties and powers as it may see fit.

12. GOVERNING LAW AND INTERPRETATION. This Plan will be governed by, and be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein

13. COMPLIANCE WITH APPLICABLE LAW, ETC. If any provision of this Plan or any Option Agreement contravenes any law or any order, policy, bylaw, rules or regulation of any regulatory body or stock exchange having jurisdiction or authority over the securities of VERSUS or this Plan, then such provision shall be deemed to be severed from this Plan or any Option Agreement without affecting the other provisions hereof

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14.  CORPORATION'S RIGHT TO AMEND OR TERMINATE THIS PLAN.

     (a) VERSUS reserves the right at any time to amend or terminate, in whole or in part, this Plan, as may be necessary or desirable in the opinion of VERSUS. Optionholders shall be given thirty (30) days written notice of any proposed amendment to or termination of this Plan.

     (b) No such amendment or termination shall be effective unless all approvals required in respect thereof by any regulatory body or stock exchange having jurisdiction or authority over the securities of VERSUS or this Plan, or under any applicable law, are obtained. No such amendment or termination shall, without the prior written consent of the holders of two-thirds of the Optioned Shares, adversely affect the rights of Optionholders in respect of Options previously granted.

     (c)  Any amendment of this Plan or any Option which would:

          (i)   materially increase the benefits under this Plan;

          (ii) materially increase the number of Shares which would be issued under this Plan;

          (iii) materially modify the requirements as to eligibility for participation in this Plan;

          (iv) reduce the exercise price of an outstanding Option (other than for standard anti-dilution purposes within the meaning of the rules of The Toronto Stock Exchange relating to Employee Stock Option and Stock Purchase Plans, Options for Services, and Related Matters, as such rules may be amended, supplemented or replaced from time to time (the "TSE STOCK OPTION RULES")); or

          (v) otherwise require shareholder approval under the TSE Stock Option Rules;

          shall be effective only upon the approval of the shareholders of the corporation.

15. ASSIGNABILITY AND TRANSFERABILITY. Options (and any rights thereunder) shall not be assignable or transferable otherwise than:

     (a) by will or pursuant to the laws of succession or descent and distribution; or

     (b) to an Optionholder's registered retirement savings plan ("RRSP") or registered retirement income fund ("RRIF"),' provided that VERSUS receives satisfactory evidence that the Optionholder is, during the Optionholder's lifetime, the sole beneficiary of the RRSP or the RRIF, unless such assignment or transfer is consented to by VERSUS.

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16.  ENUREMENT.  This Plan shall enure to the benefit of, and be binding upon,
VERSUS, its Subsidiaries and their respective successors and assigns. This Plan shall enure to the benefit of, and be binding upon, an Optionholder and the personal representative of a deceased Optionholder.

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